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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated October 11, 1999, relating to the financial statement and financial highlights of Morgan Stanley Dean Witter S&P 500 Index Fund referred to in such report, which appears in such Registration Statement.


/s/
PricewaterhouseCoopers, LLP
New York, New York
October 24, 2000